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                                                       EXHIBIT 23



                CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Conseco, Inc. on Form S-8 (File Nos. 33-57931 and 33-58710) of our report dated June 19, 1995, on our audits of the financial statements and supplemental schedules of the ConsecoSave Plan as of December 31, 1994 and 1993, and for the years then ended, which report is included in this Annual Report on Form 11-K.




                                         Coopers & Lybrand L.L.P.




Indianapolis, Indiana
June 19, 1995